EXHIBIT 99.1

Upland Software Reports Second Quarter 2026 Financial Results

AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in AI-powered knowledge and content management software, today announced its financial and operating results for the second quarter 2026 and issued guidance for its third quarter and full year of 2026.

Second Quarter 2026 Financial Highlights
•Total revenue was $49.1 million, a decrease of 8% from $53.4 million in the second quarter of 2025, primarily due to divestitures completed in 2025.
•Subscription and support revenue was $46.2 million, a decrease of 9% from $50.5 million in the second quarter of 2025, primarily due to divestitures completed in 2025.
•GAAP net loss was $35.3 million compared to a GAAP net loss of $13.0 million in the second quarter of 2025, primarily due to a non-cash goodwill impairment recorded in June 2026. Non-GAAP net income was $6.6 million, an increase of 18% from $5.6 million in the second quarter of 2025.
•Adjusted EBITDA was $12.8 million, or 26% of total revenue, compared to $13.6 million, or 25% of total revenue, in the second quarter of 2025.
•GAAP operating cash flow was $5.4 million, compared to GAAP operating cash flow of $3.3 million in the second quarter of 2025. Free cash flow was $5.3 million, compared to free cash flow of $2.7 million in the second quarter of 2025.
•Cash on hand as of the end of the second quarter of 2026 was $31.0 million.

"We are still in the early innings of building the company I described in my shareholder letter issued on July 28, 2026 - one that concentrates capital where we believe we can actually win and turns our AI advantage into both revenue growth and operating margin expansion," said Sean Nathaniel, Upland's President and Chief Executive Officer. "Q2 gave us real proof points along that path. We exceeded the midpoints on both revenue and Adjusted EBITDA, added 81 new customers, and earned notable industry recognitions. While there is more work ahead, like sharpening our operating groups around the areas with the clearest AI land-grab opportunity and deleveraging the balance sheet, the groundwork being laid today is what the next chapter of Upland will be built on."
Second Quarter Business Highlights
•We welcomed 81 new customers to Upland in the second quarter, including 7 new major customers. We also expanded relationships with 200 existing customers, 19 of which were major expansions.

•Upland was recognized in Forrester's "The Knowledge Management Solutions Landscape, Q2 2026," published June 22, 2026. We believe our inclusion in this report showcases the strength of our knowledge management offering, Upland RightAnswers, in a market being reshaped by the shift from human-only to agent-automated knowledge management. The report notes that of the extended use cases Forrester identified, Upland reported a focus on agentic curation automation, knowledge as AI infrastructure, and secure knowledge sharing, reflecting its investment in helping knowledge serve both human users and AI agents alike.
•We earned 43 badges in G2's Summer 2026 market reports, reflecting the real AI impact our solutions deliver for customers. Upland Panviva and Upland RightAnswers, our leading AI-powered knowledge management solutions, earned numerous badges, with Panviva earning 12 across contact center knowledge base, customer self-service, and knowledge management categories. Upland BA Insight, our AI enablement solution, continued to secure recognition from customers, and Upland InterFAX, our AI-enabled cloud fax service, also received several badges, proving ongoing value to customers on their AI journeys.

Business Outlook
For the quarter ending September 30, 2026, Upland expects reported total revenue to be between $45.7 and $48.7 million, including subscription and support revenue between $43.7 and $46.2 million, for a decline in total revenue of 7% at the midpoint from the quarter ended September 30, 2025. This year-over-year revenue decline is primarily due to divestitures completed in 2025. Third quarter 2026 Adjusted EBITDA is expected to be between $11.9 and $13.4 million, which at the midpoint is a decline of 21% from the quarter ended September 30, 2025. Third quarter 2026 Adjusted EBITDA margin is expected to be 27% at the midpoint as compared to the 32% Adjusted EBITDA margin for the quarter ended September 30, 2025.
For the full year ending December 31, 2026, Upland expects reported total revenue to be between $190.1 and $196.1 million, including subscription and support revenue between $180.0 and $185.0 million, for a decline in total revenue of 11% at the midpoint from the year ended December 31, 2025. This year-over-year revenue decline is primarily due to divestitures completed in 2025. Full year 2026 Adjusted EBITDA is expected to be between $49.8 and $52.8 million, which at the midpoint is a decline of 12% from the year ended December 31, 2025. Full year 2026 Adjusted EBITDA margin is expected to be 27% at the midpoint as compared to the 27% Adjusted EBITDA margin for the year ended December 31, 2025.

About Upland Software
Upland Software (Nasdaq: UPLD) provides an intelligence layer that unifies and contextualizes enterprise knowledge, content, and data, turning isolated information into actionable outcomes for every human and agent. More than 1,100 enterprise customers rely on Upland's deep domain expertise to drive measurable, value-add outcomes, unlocking the full potential of AI as their organizations evolve. For more information, visit www.uplandsoftware.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share, and Free Cash Flow.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort. Additionally, we are unable to quantify the impact of foreign currency exchange fluctuations on components of our income statement beyond revenues because the information which is needed to do so is unavailable at this time without unreasonable effort.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus depreciation and amortization expense, interest expense, net, other expense (income), net, provision (benefit) for income taxes, stock-based compensation expense, acquisition and divestiture-related expenses, non-recurring litigation costs, purchase accounting adjustments for deferred revenue, loss on divestitures and impairment charges.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition and divestiture-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring effects of provision for income tax, loss on divestitures, impairment charges and the related tax effect of the adjustments above.
Upland defines Free Cash Flow as GAAP operating cash flow less purchases of property and equipment.
Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.
In connection with periodic reviews of our business, we discontinued the availability of certain non-strategic product offerings and a limited number of non-strategic customer contracts (collectively referred to as “Sunset Assets”).

Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “anticipate,” “believe,” “may,” “will,” “continue,” “seek,” “estimate,” “intend,” “hope,” “predict,” “could,” “should,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words.
Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve or sustain profitability or predict future results; our plans regarding future acquisitions and divestitures and our ability to consummate and operationalize acquisitions or divestitures; our ability to expand our go-to-market operations, including our marketing and sales organization, and successfully increase sales of our products; our ability to obtain financing in the future on acceptable terms or at all; our expectations with respect to revenue, cost of revenue, and operating expenses in future periods; our expectations with regard to revenue from perpetual licenses and professional services; our ability to adapt to macroeconomic factors impacting the global economy, including global conflicts and uncertainty, changes in trade policy, foreign currency exchange risk, inflation and supply chain constraints; our ability to attract and retain customers; our ability to successfully enter new markets and manage our international expansion; our ability to comply with privacy laws and regulations; our ability to incorporate and deliver artificial intelligence (“AI”) functionality into our products and services, including our ability to unlock critical knowledge, automate content workflows and drive measurable ROI; our ability to deliver high-quality customer service; our plans regarding, and our ability to effectively manage, our growth, including with respect to our growth investments; maintaining our senior management team and key personnel; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to adapt to technological change and continue to innovate; global economic and financial market conditions and uncertainties; the growth of demand for cloud-based, digital transformation applications; our ability to integrate our applications with other software applications; maintaining and expanding our relationships with third parties; costs associated with defending intellectual property infringement and other claims; our ability to maintain, protect and enhance our brand and intellectual property; our expectations with regard to trends, such as seasonality, which affect our business; impairments to goodwill and other intangible assets; our beliefs regarding how our applications benefit customers and what our competitive strengths are; the operation, reliability and security of our third-party data centers; our expectations as to the timing of the discontinuation of any Sunset Assets, as well as the composition of Sunset Assets; our expectations as to the payment of dividends; our 2025 Share Repurchase Plan, including expectations regarding the timing and manner of repurchases made under the Share Repurchase Plan; our current level of indebtedness, including our exposure to variable interest rate risk; the potential elimination or limitation of tax incentives or tax losses and/or reductions of U.S. federal net operating losses; the risk that we did not consider another contingency included in this list; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC.
The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.
Forrester does not endorse any company, product, brand, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. This report is part of a broader collection of Forrester resources, including interactive models, frameworks, tools, data, and access to analyst guidance. For more information, read about Forrester’s objectivity at https://www.forrester.com/about-us/objectivity/.
###

Investor Relations Contact:
David Tamez
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Lloyd Berry
media@uplandsoftware.com
512-960-1010

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$46,152	$50,467	$92,243	$110,649
Perpetual license	1,738	1,199	3,033	2,807
Total product revenue	47,890	51,666	95,276	113,456
Professional services	1,251	1,717	2,555	3,582
Total revenue	49,141	53,383	97,831	117,038
Cost of revenue:
Subscription and support	10,871	12,412	21,983	29,362
Professional services and other	799	1,023	1,621	2,121
Total cost of revenue	11,670	13,435	23,604	31,483
Gross profit	37,471	39,948	74,227	85,555
Operating expenses:
Sales and marketing	9,509	10,771	18,981	24,527
Research and development	7,766	9,781	15,810	21,323
General and administrative	9,065	10,219	17,603	21,840
Depreciation and amortization	5,579	6,864	11,210	14,859
Divestiture-related expenses	—	6,879	22	8,624
Impairment of goodwill and other intangibles	35,246	2,469	35,246	2,469
Total operating expenses	67,165	46,983	98,872	93,642
Loss from operations	(29,694)	(7,035)	(24,645)	(8,087)
Other income (expense):
Interest expense, net	(4,526)	(4,136)	(8,985)	(6,579)
Loss on divestitures of businesses	—	(434)	—	(23,891)
Other expense, net	(257)	(1,595)	(1,091)	(1,836)
Total other expense, net	(4,783)	(6,165)	(10,076)	(32,306)
Loss before benefit from (provision for) income taxes	(34,477)	(13,200)	(34,721)	(40,393)
Benefit from (provision for) income taxes	(841)	171	(1,827)	1,516
Net loss	$(35,318)	$(13,029)	$(36,548)	$(38,877)
Preferred stock dividends	(1,521)	(1,454)	(3,024)	(2,892)
Net loss attributable to common stockholders	$(36,839)	$(14,483)	$(39,572)	$(41,769)
Net loss per common share:
Net loss per common share, basic and diluted	$(12.53)	$(5.08)	$(13.52)	$(14.72)
Weighted average common shares outstanding:
Weighted-average common shares outstanding, basic and diluted	2,939,547	2,851,884	2,927,789	2,837,071

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,044	$29,398
Restricted cash	626	626
Accounts receivable, net of allowance	19,850	25,603
Deferred commissions, current	5,339	5,660
Unbilled receivables	3,723	3,981
Income tax receivable, current	3,871	1,832
Prepaid expenses and other current assets	5,657	8,154
Total current assets	70,110	75,254
Tax credits receivable	969	863
Property and equipment, net	1,550	1,815
Operating lease right-of-use asset	1,400	1,713
Intangible assets, net	48,814	62,317
Goodwill	222,693	259,631
Deferred commissions, noncurrent	7,573	7,865
Interest rate derivatives	120	15
Other assets	3,337	3,704
Total assets	$356,566	$413,177
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,457	$2,140
Accrued compensation	4,064	4,358
Accrued expenses and other current liabilities	2,829	3,938
Deferred revenue	66,102	74,768
Operating lease liabilities, current	646	817
Current maturities of notes payable	4,120	7,739
Total current liabilities	80,218	93,760
Notes payable, less current maturities	219,723	224,667
Deferred revenue, noncurrent	5,510	4,841
Operating lease liabilities, noncurrent	1,769	1,971
Noncurrent deferred tax liability, net	6,378	6,723
Other long-term liabilities	619	505
Total liabilities	314,217	332,467
Series A Convertible Preferred stock	132,102	129,078
Stockholders’ deficit:
Common stock	—	—
Additional paid-in capital	605,917	607,278
Accumulated other comprehensive loss	(18,614)	(15,138)
Accumulated deficit	(677,056)	(640,508)
Total stockholders’ deficit	(89,753)	(48,368)
Total liabilities, convertible preferred stock and stockholders’ deficit	$356,566	$413,177

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net loss	$(35,318)	$(13,029)	$(36,548)	$(38,877)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,430	8,155	13,054	17,816
Deferred income taxes	(180)	(454)	(176)	(3,532)
Amortization of deferred costs	1,686	1,918	3,373	4,653
Foreign currency re-measurement loss	237	895	1,119	1,355
Non-cash interest, net and other income, net	(797)	565	(1,696)	(621)
Non-cash stock-based compensation expense	830	3,074	1,791	5,749
Non-cash loss on impairment of goodwill and other intangibles	35,246	2,469	35,246	2,469
Non-cash loss on divestitures of businesses	—	434	—	23,891
Non-cash loss on retirement of fixed assets	—	50	2	52
Changes in operating assets and liabilities:
Accounts receivable	3,738	3,287	5,603	11,258
Prepaid expenses and other current assets	710	1,792	565	(727)
Other assets	(1,485)	(1,222)	(3,014)	(3,189)
Accounts payable	173	2,204	337	(4,994)
Accrued expenses and other liabilities	701	(1,422)	(1,204)	1,072
Deferred revenue	(6,601)	(5,427)	(7,479)	(4,781)
Net cash provided by operating activities	5,370	3,289	10,973	11,594
Investing activities
Purchase of property and equipment	(87)	(634)	(168)	(1,058)
Collections on note receivable	184	—	361	—
Proceeds from the divestitures of businesses, net of cash transferred	—	4,850	—	9,063
Net cash provided by investing activities	97	4,216	193	8,005
Financing activities
Payments on notes payable	(4,103)	(1,349)	(8,925)	(35,575)
Payments of debt issuance costs	(30)	(4)	(243)	(7)
Taxes paid related to net share settlement of equity awards	(53)	(186)	(127)	(680)
Net cash used in financing activities	(4,186)	(1,539)	(9,295)	(36,262)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(18)	1,340	(225)	1,248
Change in cash, cash equivalents and restricted cash	1,263	7,306	1,646	(15,415)
Cash, cash equivalents and restricted cash, beginning of period	30,407	34,331	30,024	57,052
Cash, cash equivalents and restricted cash, end of period	$31,670	$41,637	$31,670	$41,637
Supplemental disclosures of cash flow information:
Cash paid for interest, net of interest rate derivatives	$5,782	$3,886	$11,596	$8,048
Cash paid for taxes, net of refunds	$2,184	$3,172	$5,053	$5,148
Non-cash investing and financing activities:
Note receivable from divestiture of businesses, net of discount	$—	$4,881	$—	$4,881

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(35,318)	$(13,029)	$(36,548)	$(38,877)
Add:
Depreciation and amortization expense	6,430	8,155	13,054	17,816
Interest expense (income), net	4,526	4,136	8,985	6,579
Other expense (income), net	257	1,595	1,091	1,836
Provision for (benefit from) income taxes	841	(171)	1,827	(1,516)
Stock-based compensation expense	830	3,074	1,791	5,749
Divestiture-related expenses	—	6,879	22	8,624
Non-recurring litigation costs	—	12	1	30
Purchase accounting deferred revenue discount	8	31	21	66
Loss on divestitures of businesses	—	434	—	23,891
Impairment of goodwill and other intangibles	35,246	2,469	35,246	2,469
Adjusted EBITDA	$12,820	$13,585	$25,490	$26,667

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Loss to Non-GAAP Net Income:
Net loss	$(35,318)	$(13,029)	$(36,548)	$(38,877)
Add:
Stock-based compensation expense	830	3,074	1,791	5,749
Amortization of purchased intangibles	6,227	7,892	12,638	17,292
Amortization of debt discount	329	545	656	1,085
Divestiture-related expenses	—	6,879	22	8,624
Non-recurring litigation expense	—	12	1	30
Purchase accounting deferred revenue discount	8	31	21	66
Loss on divestitures of businesses	—	434	—	23,891
Impairment of goodwill and other intangibles	35,246	2,469	35,246	2,469
Tax effect of adjustments above	(726)	(2,727)	(1,291)	(6,540)
Non-GAAP net income	$6,596	$5,580	$12,536	$13,789

Weighted average common shares outstanding, basic	2,939,547	2,851,884	2,927,789	2,837,071
Weighted average common shares outstanding, diluted	3,714,874	3,609,637	3,701,043	3,600,321
Non-GAAP earnings per share, basic	$2.24	$1.96	$4.28	$4.86
Non-GAAP earnings per share, diluted	$1.78	$1.55	$3.39	$3.83

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of operating cash flow to Free Cash Flow:
Net cash provided by operating activities	$5,370	$3,289	$10,973	$11,594
Less: Purchase of property and equipment	(87)	(634)	(168)	(1,058)
Free Cash Flow	$5,283	$2,655	$10,805	$10,536

Upland Software, Inc.
Supplemental Financial Information
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Stock-based compensation:
Cost of revenue	$72	$143	$158	$264
Research and development	57	318	140	608
Sales and marketing	13	52	43	304
General and administrative	688	2,561	1,450	4,573
Total	$830	$3,074	$1,791	$5,749

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Depreciation:
Operating expense	$203	$263	$416	$524
Total	$203	$263	$416	$524

Amortization:
Cost of revenue	$851	$1,291	$1,844	$2,957
Operating expense	5,376	6,601	10,794	14,335
Total	$6,227	$7,892	$12,638	$17,292